UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2017

Bellerophon Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement.
On September 26, 2017, Bellerophon Therapeutics, Inc. (the “Registrant” or "Company"), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Puissance Capital Management, L.P. (“Puissance”), Venrock Healthcare Capital Partners ("Venrock"), and certain other accredited investors (together with Puissance and Venrock, the “Investors”) pursuant to which the Registrant sold an aggregate of 19,449,834 units (the “Units”) having an aggregate purchase price of approximately $23.4 million, each such Unit consisting of (i) one share (the “Shares”) of the common stock, $0.01 par value per share, of the Registrant (“Common Stock”) and (ii) a warrant (the “Warrants”) to purchase one share of Common Stock (the "Offering"). The purchase price per Unit was $1.205. Subject to certain ownership limitations, the Warrants will be initially exercisable commencing six months from the issuance date at an exercise price equal to $1.2420 per full share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants will be exercisable for a period of 5 years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on or about September 29, 2017. Existing investors of the Company who participated in the Offering included entities associated with New Mountain Capital, Linde North America, Inc., Jonathan Peacock, the Chairman of the Company's Board of Directors, Naseem Amin, M.D., an independent director of the Company and Jens Luehring, an independent director of the Company.

In connection with the Offering, the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Registrant is obligated, among other things, to (i) file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within 30 days following the closing of the Offering for purposes of registering the Shares and the shares of Common Stock issuable upon exercise of the Warrants for resale by the Investors, (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after filing, and in any event no later than 90 days after the closing of the Offering (or 120 days after the closing of the Offering if the registration statement is reviewed by the SEC), and (iii) maintain the registration until all registrable securities may be sold pursuant to Rule 144 under the Securities Act, without restriction as to volume. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Registrant for its failure to satisfy specified filing and effectiveness time periods.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D under the Securities Act.

The securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the form of Warrant are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement and the form of Warrant, respectively, copies of which are attached as Exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On September 27, 2017, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.
The information included in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: September 27, 2017	By:	/s/ Megan Schoeps
Name: Megan Schoeps Title: Controller and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant Agreement
10.1	Securities Purchase Agreement, dated September 26, 2017 , among the Registrant and the investors named therein
10.2	Registration Rights Agreement, dated September 26, 2017, among the Registrant and the investors named therein
99.1	Press Release dated September 27, 2017 (furnished and not filed for purposes of Item 2.02)

4